AMENDMENT
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                    JACKSON NATIONAL FINANCIAL SERVICES, INC.
                                       AND
                     J. P. MORGAN INVESTMENT MANAGEMENT INC.


         This AMENDMENT is made by and between JACKSON NATIONAL FINANCIAL SERVICES, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and J. P. MORGAN INVESTMENT MANAGEMENT INC., a Delaware corporation and registered investment adviser ("Sub-Adviser").

         WHEREAS, Jackson National Financial Services, Inc. ("JNFSI") and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of December 17, 1997 ("Agreement"), whereby JNFSI appointed Sub-Adviser to provide certain sub-investment advisory services to the investment portfolios of the JNL Series Trust; and

         WHEREAS, effective July 1, 1998, JNFSI assigned, transferred and conveyed to Adviser, and Adviser assumed, all of the interests, rights, responsibilities and obligations of JNFSI under the Agreement, and thereafter Adviser was deemed a party in lieu of JNFSI to such Agreement; and

         WHEREAS, the Agreement provides that the Adviser will pay the Sub-Adviser for the services provided and the expenses assumed pursuant to the Agreement a sub-advisory fee as set forth on Schedule B to the Agreement and the Sub-Adviser agrees to accept such sub-advisory fee as full compensation for such services and expenses; and

         WHEREAS, the Adviser desires to appoint Sub-Adviser to provide and Sub-Adviser agrees to provide sub-investment advisory services to an additional investment portfolio of the JNL Series Trust, effective upon execution or, if later, the date that initial capital for such investment portfolio is first provided.

         NOW  THEREFORE,   in  consideration  of  the  mutual  covenants  herein
contained, the parties hereby agree to amend the Agreement as follows:

         1. Both parties hereby ratify and approve, effective as of July 1, 1998, JNFSI's assignment, transfer and conveyance to Adviser, and Adviser's assumption, of all of the interests, rights, responsibilities and obligations of JNFSI under the Agreement, and further, both parties hereby agree that, effective July 1, 1998, Adviser is deemed a party in lieu of JNFSI to the Agreement.

         2. Schedule A to the Agreement is hereby amended and replaced with Schedule A dated May 1, 1999, attached hereto.

         2. Schedule B to the Agreement is hereby amended and replaced with Schedule B dated May 1, 1999, attached hereto.

         IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of this 30th day of April, 1999.

JACKSON NATIONAL FINANCIAL           J. P. MORGAN INVESTMENT
SERVICES, LLC                        MANAGEMENT INC.


By:      /s/ Andrew B. Hopping       By:  /s/ Diane Minardi
         -------------------------        --------------------------
Name:    Andrew B. Hopping           Name:  Diane Minardi
         -------------------------        --------------------------
Title:   President                   Title: Vice President
         -------------------------        --------------------------

                                   SCHEDULE A
                                DATED MAY 1, 1999
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                    JACKSON NATIONAL FINANCIAL SERVICES, INC.
                                       AND
                     J. P. MORGAN INVESTMENT MANAGEMENT INC.

                                     (Fund)

                  JNL/J.P. Morgan Enhanced S&P 500 Index Series
             JNL/J.P. Morgan International & Emerging Markets Series

                                   SCHEDULE B
                                DATED MAY 1, 1999
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                    JACKSON NATIONAL FINANCIAL SERVICES, INC.
                                       AND
                     J. P. MORGAN INVESTMENT MANAGEMENT INC.

                                 (Compensation)


             JNL/J.P. MORGAN INTERNATIONAL & EMERGING MARKETS SERIES

                  Average Daily Net Assets           Annual Rate

                  0 to $50 Million:                  .55%
                  $50 Million to $200 Million:       .50%
                  $200 Million to $350 Million:      .45%
                  Amounts over $350 Million:         .40%


                  JNL/J.P. MORGAN ENHANCED S&P 500 INDEX SERIES

                  Average Daily Net Assets           Annual Rate

                  0 to $25 Million:                  .35%
                  Amounts over $25 Million:          .30%